Exhibit 10.16

BUSINESS LOAN AND SECURITY AGREEMENT

[Monthly Financing ID # 1424316446 - 5114071400 ]

This Business Loan and Security Agreement (this "Agreement") dated July 14, 2014 is between American Express Bank, FSB ("Lender") and the borrower listed below ("Borrower").

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1.       Parties; Definitions. In this Agreement, the words "you" and "your" refer to Borrower. The words "we", "us" and "our" refer to Lender and its successors or assigns, including any "Assignee" as defined in Section 13.

2.       Effective Date; Term. The term of this Agreement (the "Term") begins on the date we accept it at our home office in the State of Utah by signing it or sending you the Initial Loan, whichever is earlier (the "Effective Date"), and continues for a period 365 days after the disbursement of the initial Loan (the "Initial Term").After the Initial Term, the Agreement will remain in effect for successive one year periods (each a "Renewal Term") unless terminated by either party by giving written notice to the other at least sixty (60) days prior to end of the Initial Term or any Renewal Term (a "Termination Notice"). Upon delivery of a Termination Notice, the Agreement shall end as of the last day of the Initial Term or Renewal Term (the "Termination Date"). However, if the principal amount of all Loans, all Loan Fees and all other amounts due under this Agreement (such sum, the "Outstanding Balance") have been paid prior to the Termination Date, and you have done everything else you are required to do under this Agreement, at your election and with 10 days notice to us prior to the next Disbursement Date, the Term will end and you will have no further obligations to us under this Agreement (other than those obligations that expressly survive the expiration or termination of this Agreement pursuant to the terms hereof).

3. Loans. Subject to Section 2, we agree to lend to you the Initial Loan. You understand and agree that we are not required to send you the Initial Loan until you have provided us with all documents and fully met all conditions required by this Agreement. If there is a delay in your receipt of the Initial Loan for these or any other reasons, you agree that there will be no adverse consequence to us. Subject to the terms and conditions set forth in this Agreement, on a fixed day of each month occurring after the Effective Date and the disbursement of the Initial Loan (each, a "Disbursement Date") (unless such day is not a business day for us, in which case the Disbursement Date for such month will be the immediately succeeding business day) we agree to lend (each such loan, a "Loan" and collectively with the Initial Loan, the "Loan") you an amount not to exceed the Loan Amount for such month, provided that no Loan shall be for an amount less than $10,000 (the “Minimum Loan Amount"). We will notify you in writing of the Disbursement Date and the date the Initial Term ends; you and we agree that the Disbursement and Termination Dates set forth in such notice constitute a part of and are incorporated into this Agreement. For purposes hereof, "Loan Amount" for any month shall mean an amount not to exceed (a) for each month in the first six (6) month period of this Agreement, the amount set out in Section B above as the Initial Loan and (b) for each month in any additional six (6) month period of this Agreement "Subsequent Period", the amount notified to you at least fifteen (15) days prior to the first scheduled Disbursement Date occurring in the applicable Subsequent Period, provided that the Loan Amount for any month may not exceed $1,000,000. For purposes hereof, "Settlement Amounts" shall mean, for any applicable period, the sum of (i) all proceeds, settlements, payments or other amounts("Amex Settlement Amounts") with respect to all forms of American Express bank cards and other American Express payment devices used by you for electronic transactions (whether or not such devices were in use when this Agreement was made), including credit, debit, charge, smart, electronic benefit transfer, contactless and RFID-enabled cards ("Amex Cards") that you receive, and (ii) all proceeds, settlements, payments or other amounts (other than Amex Settlement Amounts) ("Other Network Settlement Amounts") with respect to all forms of bank cards and other payment devices used by you for electronic transactions (whether or not such devices were in use when this Agreement was made), including credit, debit, charge, smart, electronic benefit transfer, contactless and RFID-enabled cards (other than Amex Cards), ("Other Network Cards", together with the Amex Cards, collectively, the "Cards") that you receive.

4.       Procedure for Loans.

4.1. No obligation. We have no obligation to make a Loan on any Disbursement Date if, as of such Disbursement Date, the Loan Amount is less than (a) the Outstanding Balance as of the business day prior to such Disbursement Date, or (b) the Minimum Loan Amount.

4.2. Disbursements of Loan. On the applicable Disbursement Date, if no Event of Default has occurred and is continuing, we will initiate payment of the applicable Loan Amount for such Disbursement Date (such amount, the "Disbursement Amount") to the Designated Account (as defined in Section 7.7 of this Agreement). If there are any Past Due Amounts as of a Disbursement Date, the Disbursement Amount will be reduced by an amount equal to the Past Due Amounts as of such Disbursement Date. In the event that we attempt to withdraw funds from the Designated Account pursuant to Section 7.2(i) and there are insufficient funds to repay the Outstanding Balance, no additional Loans will be made until the Outstanding Balance is repaid in full; once the Outstanding Balance has been repaid in full, disbursements of new Loans will resume on the next Disbursement Date in accordance with this Section 4.2. We are not responsible for any delays in your receipt of the Loan Amount caused by error or delay in the banking system.

5.       Use of Loan Proceeds. You represent to us and agree that the principal amount of all Loans will be used for business purposes only. Such business purposes would (by way of illustration and not limitation) typically include: (a) payment of employee payroll and benefit expenses, (b) buying merchandise, inventory or related goods you will rent or sell to your customers, (c) buying equipment or other goods for use in your business, (d) training or other services needed by your business, and/or (e) making improvements to your business location (but not to buy real estate). You represent and warrant that you will not use any portion of any Loan to repay any outstanding debt or satisfy any obligation to any of Lender's affiliates, including, without limitation, American Express Travel Related Services Company, Inc. ("AETRS"). REGARDLESS OF ANYTHING ELSE STATED IN THIS AGREEMENT, YOU ACKNOWLEDGE AND AGREE THAT: (A) YOU WILL USE THE PRINCIPAL AMOUNT OF THE LOANS (AND THE GOODS OR SERVICES YOU BUY WITH THE PRINCIPAL AMOUNT) SOLELY FOR BUSINESS PURPOSES AND NOT FOR CONSUMER, PERSONAL, FAMILY OR HOUSEHOLD PURPOSES; (B) YOU WILL NOT USE THE PRINCIPAL AMOUNT OF THE LOANS TO FUND DIVIDENDS OR DISTRIBUTIONS TO YOUR SHAREHOLDERS, PARTNERS, MEMBERS OR OTHER OWNERS OF AN EQUITY INTEREST IN YOUR BUSINESS; AND (C) THIS LOAN IS NOT A "CONSUMER TRANSACTION" AS DEFINED IN THE UNIFORM COMMERCIAL CODE ("UCC").

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6.       Promise to Pay. In exchange for us loaning you the Loans, you unconditionally promise to pay us the principal amount of the Loans, the Loan Fees and all other amounts this Agreement requires you to pay. You agree to make payments to us in the manner stated in Section 7 of this Agreement. As part of your agreement to repay us without conditions, you waive (both as to the original Loans and any renewal, extension, refinancing or consolidation of the Loans): (a) protest, demand and presentment; (b) notice of dishonor, protest or suit; (c) all other notices or requirements necessary to hold you liable hereunder; and (d) all rights of exemption under the constitution or laws of any state as to real or personal property. YOU AGREE THAT YOUR OBLIGATIONS UNDER THIS AGREEMENT ARE ABSOLUTE AND UNCONDITIONAL, AND SHALL CONTINUE IN FULL FORCE AND EFFECT REGARDLESS OF ANY CIRCUMSTANCE WHATSOEVER, AND THAT SUCH OBLIGATIONS SHALL NOT BE AFFECTED BY ANY COUNTERCLAIM, SET-OFF, RECOUPMENT, OFFSET, DEFENSE OR OTHER ALLEGED RIGHT AGAINST US.

7.       Method of Repayment.

7.1. Payment through Settlement Amounts.

(a)       Repayment Rate. The Repayment Rate is set forth in Section B of this Agreement.

(b)       Intentionally Omitted.

(c)       Settlement Amounts. We will receive (through your Card Processor (as defined below) in the Transfer Account (as defined in Section 7.8 of this Agreement)) the Settlement Amounts. Subject to the terms and conditions of this Agreement and except as otherwise provided herein, we will pay to you to the Designated Account all Settlement Amounts received in the Transfer Account (subject in all cases to the Minimum Account Balance) less the Repayment Rate of such Settlement Amounts; provided that, notwithstanding anything in this Agreement or your agreement with your Card Processor to the contrary, you acknowledge and agree that (x) such amounts paid to you with respect to the Settlement Amounts may be delayed by one (1) or more business days and that we have no liability for such delay, (y) debits from the Transfer Account made by your Card Processor may reduce the funds available for payment of the Loans and distribution to you, and (z) we shall have no liability for any failure, refusal, or delay of any third party processor to make payment into the Transfer Account. For purposes of this Agreement, "Card Processor" means the third party acquirer or other service provider that pays you the Settlement Amounts.

(d)       YOU ACKNOWLEDGE AND AGREE THAT WE ARE MAKING YOU A LOAN AND NOT AN OUTRIGHT PURCHASE OR DISCOUNTING OF RECEIVABLES. YOU MUST PAY US ALL AMOUNTS DUE UNDER THIS AGREEMENT WHETHER OR NOT THE SETTLEMENT AMOUNTS ARE ENOUGH TO PAY THOSE AMOUNTS.

7.2. Authorization to Withdraw from Designated Accounts Upon Certain Events. You and each Principal that has executed this Agreement (each, a "Signing Principal") hereby irrevocably authorize us (such authorization being coupled with an interest) to debit or otherwise withdraw (via the ACH system, electronic checks, wires or otherwise) any funds we are entitled to receive under this Agreement from any deposit accounts owned or controlled by you, including without limitation, the Designated Account, upon the occurrence of either of the following (i) if, as of the business day immediately prior to the next Disbursement Date, the Outstanding Balance is greater than 30% but less than 50% of the prior Loan Amount, or (ii) an Event of Default. This authorization may not be revoked until we have received the entire principal amount of the Loans, the Loan Fees and any other amounts owed to us under this Agreement and the Lender has no further obligation hereunder to make Loans to you. You and each Signing Principal acknowledge and agree that we may issue pre-notifications to your bank(s) with respect to such debits, withdrawals and other transactions. Further, you and each Signing Principal agree that you shall provide such information and execute such documents to enable us to make such debits as may be reasonably requested by the financial institution(s) at which such deposit accounts are held. Within two business days of any request by us, you shall provide, or cause the applicable financial institutions to provide, us with records and/or other information regarding the Designated Account and any other such deposit accounts owned or controlled by you. You and each Signing Principal hereby authorize and direct the applicable financial institutions to provide us with all such information at the Borrower's expense.

7.3. Scheduled Payments; Due Date; Repayment Rate Adjustment.

(a)       We will apply an amount equal to the Repayment Rate of the Settlement Amounts we receive in the Transfer Account pursuant to Section 7.1(c) of this Agreement (collectively, "Loan Remittances") to the amounts you owe us. We will maintain, in accordance with our customary procedures, a loan account in your name in which we will record the date and amount of each Loan and the date and amount of each payment in respect of the Loans (including all Loan Remittances); provided, however, our failure to record the date and amount of any Loan shall not adversely affect us. Each month, we shall make available to you a statement showing the accounting for the Loans made, and the payments made or credited in respect thereof. The monthly statements shall be deemed correct and binding upon you in the absence of manifest error and shall constitute an account stated between us and you unless we receive a written statement of your specific exceptions thereto within thirty (30) days after such statement is received by you. Our records with respect to the loan account shall be conclusive evidence absent manifest error of the amounts of Loans and other charges thereto and of payments applicable thereto.

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(b)       Each Loan, together with the any Loan Fees as described in Section 7.4, is due and payable in full on the earlier of (i) the business day immediately prior to the next Disbursement Date, or (ii) the date the amounts due under Agreement are accelerated pursuant to Section 9.2. Any amounts that remain unpaid after such date will be deemed to be past due ("Past Due Amounts").

(c) Upon the Termination Date, the Outstanding Balance, if any, is immediately due and payable in full. Such payment shall be made promptly by check or wire transfer. Thereafter, until the Outstanding Balance is paid in full, the Repayment Rate will be increased to 100%, and your obligations under this Agreement shall continue in full force and effect.

(d)       After the occurrence and during the continuance of an Event of Default, we also will have the right, but not the obligation, in our sole credit judgment to (i) increase the Repayment Rate, temporarily or permanently, and/or (ii) reduce the amount that we would otherwise lend to you on each Disbursement Date (it being acknowledged and agreed that the amount that we would otherwise lend to you may be reduced to zero dollars ($0)). OUR RIGHTS UNDER THIS SECTION 7.3(d) ARE IN ADDITION TO, AND DO NOT LIMIT IN ANY WAY, OUR RIGHTS AND REMEDIES UNDER SECTION 9.2.

(e)     (e) It is possible to calculate an implicit interest rate based upon the principal amount of the Loans advanced, the date and amount of payments received with respect to the Loan and any Loan Fees or other fees paid (the "Implicit Rate"). However, this Agreement does not have an interest rate and you agree that, other than as provided in Section 15, we have no obligation to adjust either the Repayment Rate or amount of the Loan Fees if your volume of Loan Remittances is greater or less than what either of us anticipated at the time we made this Agreement. You also acknowledge and agree that, if your volume of Loan Remittances is greater than what either of us anticipated at the time we made this Agreement or you incur fees, the effective interest rate under this Agreement may be higher than the Implicit Rate.

7.4. Fees. Subject to Section 15, upon the disbursement of the Initial Loan and on each Disbursement Date thereafter, regardless of whether a Loan is disbursed on such date, you agree we shall have fully earned a non-refundable fee (each, a "Loan Fee", and collectively, the "Loan Fees") equal to 0.67% of the Outstanding Balance as of such date. For the avoidance of doubt, (i) upon the disbursement of the Initial Loan, the Outstanding Balance will be equal to the amount of the Initial Loan, (ii) following the disbursement of the Initial Loan, the calculation of the Outstanding Balance on any Disbursement Date will include the applicable Loan Amount disbursed to you on such Disbursement Date together with any Past Due Amount, (iii) the Outstanding Balance on which the Loan Fee is assessed may include amounts attributable to prior Loan Fees, and (iv) the inclusion of any Past Due Amount in the calculation of the Outstanding Balance for purposes of this Section 7.4 does not affect the status of such amounts as being past due.

7.5. Intentionally Omitted.

7.6. Contact With Card Processors. You hereby (a) authorize us to contact any of your or your predecessors' past, present or future Card Processors to obtain any information that we deem necessary or appropriate regarding any of your or their transactions with such Card Processors, and (b) authorize and direct such Card Processors to provide us with all such information at the Borrower's expense.

7.7. Designated Account. The "Designated Account" is the bank account in which you receive settlements for Card transactions from your Card Processor. You represent, warrant and agree that, as of the Effective Date, the bank account listed on Section A of this Agreement (a) was established for business purposes and continues to be used for business purposes and (b) is the Designated Account. If we or any of our Affiliates transfer to the Designated Account, any other account held by you, or any account held by one of your owners, shareholders, partners, members, principals, officers, directors or employees (each, a "Principal"), any funds that should have been applied to the amounts due to us under this Agreement, or if you otherwise have monies deposited in your or any Balance is greater than 20% but less than 50% of the prior Loan Amount, or (ii) an Event of Default. This authorization may not be revoked until we have received the entire principal amount of the Loans, the Loan Fees and any other amounts owed to us under this Agreement and the Lender has no further obligation hereunder to make Loans to you. You and each Signing Principal hereby further irrevocably authorize us (such authorization being coupled with an interest) to apply any funds we receive in the Transfer Account to the amounts you owe us in accordance with the terms and conditions of this Agreement, and this authorization may not be revoked until we have received the entire principal amount of the Loans, the Loan Fees and any other amounts owed to us under this Agreement and the Lender has no further obligation hereunder to make Loans to you. Without limiting the generality of the foregoing, you and each Signing Principal hereby acknowledge and agree that funds received in the Transfer Account may be applied to the obligations owed to us under this Agreement in accordance with the terms set forth in Section 7 hereof.

(b)       The Settlement Amounts on deposit in the Transfer Account and constituting Transfer Funds shall be subject at all times to a reserve in an amount no less than [$0.00] (as may be adjusted from time to time under this Agreement, the "Minimum Account Balance"). Borrower agrees that any and all initial Settlement Amounts received in the Transfer Account shall be used to satisfy the required Minimum Account Balance. Notwithstanding anything in this Agreement to the contrary, you acknowledge and agree that if the amount of Transfer Funds on deposit in the Transfer Account at any time and from time to time does not meet or falls below the Minimum Account Balance, the Loans and the amounts paid to you with respect to the Settlement Amounts shall be suspended or terminated, at the option of the Lender, unless and until the Minimum Account Balance in the Transfer Account is restored. Without limiting the foregoing, upon demand by the Lender, Borrower shall deposit with the Lender (for further distribution to the Transfer Account) additional cash to restore the Minimum Account Balance at any time and from time to time.

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(c)       Borrower agrees to reimburse the Lender for all fees, costs and expenses incurred by the Lender in connection with the Transfer Account related to a rejected ACH transaction.

(d)       Borrower hereby (i) authorizes Lender, or Lender's designee, to open an account with Wells Fargo Bank, N.A. titled in the name of Lender, or Lender's designee, for the benefit of the Borrower (the "Transfer Account") and (ii) agrees to provide to Lender and Wells Fargo Bank, N.A. all information, documents and agreements and take any other actions required by federal regulations, Wells Fargo Bank, N.A. procedure or otherwise to open the Transfer Account. For the avoidance of doubt, Borrower shall have no right to, or right of ownership in, the Transfer Account or the Transfer Funds at any time. If this Agreement is executed and delivered Principal's accounts that otherwise should have been applied to amounts due to us under this Agreement, you immediately shall pay or cause the Principal to pay to us all such funds.

7.8. Transfer Account.

(a) Borrower has instructed, and shall cause, its Card Processors to immediately forward all Settlement Amounts to the Transfer Account. Lender may transfer the funds on deposit in the Transfer Account to an account owned by Lender and commingled with the general funds of Lender and no such amounts shall be deemed to be held in trust for the benefit of Borrower. Borrower hereby represents, warrants and agrees that, all Settlement Amounts shall immediately be paid to the Transfer Account. If Borrower receives any Settlement Amounts, Borrower shall, promptly upon receipt and in any event within one (1) business day of receipt thereof, forward such Settlement Amount directly to the Transfer Account in the form received, together with any necessary endorsements, in form and substance acceptable to Lender. Until so forwarded, such Settlement Amounts shall be held in trust for the benefit of the Lender. For the avoidance of doubt, all collected and available funds in the Transfer Account (the "Transfer Funds") shall at all times be under the sole dominion and control of Lender, and Borrower shall have no right to withdraw, transfer, have control over the use of or otherwise have access to, either the Transfer Account or the Transfer Funds at any time. No interest shall be payable on the Transfer Funds. You and each Signing Principal hereby irrevocably authorize us (such authorization being coupled with an interest) to debit or otherwise withdraw (via the ACH system, electronic checks, wires or otherwise) any funds we are entitled to receive under this Agreement from the Transfer Account upon the occurrence of either of the following (i) if, as of the business day immediately prior to the next Disbursement Date, the Outs by the Borrower and the Lender prior to the opening of the Transfer Account, if Other Network Settlement Accounts are not received in the Transfer Account within 30 days of the date of this Agreement, then this Agreement may be terminated immediately upon notice by the Lender to Borrower in accordance with the terms of this Agreement and upon such termination, the Outstanding Balance, if any, is immediately due and payable in full in accordance with the terms of this Agreement.

(b)       Notwithstanding anything to the contrary herein, you agree that notices related to the Transfer Account may be provided to you by electronic mail at the E-mail address set forth above.

8.       Prepayment. You may prepay in full all of your obligations under this Agreement by paying us an amount equal to the Outstanding Balance.

9.       Default; Remedies.

9.1. Events of Default. Each of the following shall constitute an "Event of Default" under this Agreement: (a) as the business day immediately preceding any Disbursement Date, at least 50% of the prior Loan Amount is not repaid to us; (b) as of any Disbursement Date, the Outstanding Balance is greater than the Loan Amount; (c) for seven consecutive days, we do not receive any Settlement Amounts; (d) your Settlement Amounts for any month during the Term is less than or equal to 50% of your Settlement Amounts for such month during the immediately preceding year; (e) your Settlement Amounts for any month during the Term is less than or equal to 50% of your average monthly Settlement Amounts for the immediately preceding twelve months; (f) any amount due and owing to us under this Agreement is sixty (60) days past due; (g) any of your merchant account numbers with respect to any Card or the merchant account number with respect to any Card of any of your affiliates is cancelled; (h) you fail to pay any amount you owe us under this Agreement, including without limitation when an ACH debit for any such amount is rejected or a check is returned; (i) a security interest, lien, claim, charge, restriction, condition, option, right, mortgage, equity, pledge or encumbrance of any kind or nature whatsoever (collectively, "Liens") attaches to the Settlement Amounts or you enter into any arrangement, agreement or commitment that relates to or involves the pledge or sale of Settlement Amounts, whether in the form of a purchase of, a loan against, or the sale or purchase of credits against, Settlement Amounts with any person or entity other than us; (j) any warranty, representation or statement made or furnished to us by you or any Signing Principal or on your or any Signing Principal's behalf under this Agreement is or becomes false or misleading in any material respect; (k) this Agreement ceases to be in full force and effect at any time and for any reason; (I) you: (i) legally dissolve, are adjudicated insolvent or cease to pay your debts as they mature, (ii) make a general assignment for the benefit of or enter into an arrangement with creditors, (iii) apply for or consent to the appointment of a receiver, trustee or liquidator of you or a substantial part of your property, (iv) become subject to, voluntarily or involuntarily, a petition in bankruptcy or under any similar law; (v) take any step to effectuate any of the foregoing (i)-(v); or (vi) if an individual, die or become legally incompetent; (m) you fail to perform or comply with any other term, provision, condition, covenant or agreement contained in this Agreement, any other documentation related to this Agreement, or any other documentation related to the Cards;

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(n) you default under any other agreement with us, any Assignee or any affiliate of either us or any Assignee (including, without limitation, the Card Acceptance Agreement), or under any agreement with any third party material to your business or providing for the lease of real or personal property or the repayment of money borrowed; (o) we reasonably deem ourselves insecure with respect to your performance hereunder; (p) your credit rating is downgraded or a risk alert is generated, in either case, by any third party credit reporting service (e.g., D&B or Equifax) or us; (q) (i) there is a positive debit balance on your merchant account number with respect to any Card or the merchant account number with respect to any Card of any of your affiliates, or (ii) any Card Processor fails to forward to the Transfer Account any Settlement Amount, as determined by Lender in its sole and absolute discretion, or if any Borrower fails to forward any Settlement Amount that it receives from any third party to the Transfer Account; and (r) any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of your obligations hereunder. For purposes of section 9.1(d), if actual data concerning your Settlement Amounts is not available for a measuring period, we will estimate your Settlement Amounts for such period based on your ratio of Amex Settlement Amounts to Other Network Settlement Amounts for the period that actual data is available. Our estimate shall be deemed final and determinative as to the occurrence of an Event of Default under section 9.1(d). For purposes of section 9.1(e), the monthly average Settlement Amount will be calculated based on actual data; provided that if less than 12 months of actual data are available to calculate the monthly average, the monthly average will be calculated based on the number of months for which actual data is available. The amount actually received in the Transfer Account for a given period will be conclusive evidence of the Settlement Amounts for such period.

9.2. Remedies. Upon the occurrence of an Event of Default under Section 9.1(1) (excluding sub-clause (vi) thereof), the unpaid balance of the Loans, all Loan Fees and all other amounts you owe us under this Agreement will be immediately due and payable and our obligation to make any further Loans hereunder will automatically terminate. Upon the occurrence of any other Event of Default, we shall have the right, but not the obligation, to declare the unpaid balance of the Loans, all Loan Fees and all other amounts you owe us under this Agreement to be immediately due and payable and to terminate or suspend our obligation to make any further Loans hereunder. In addition, we shall have and may exercise any and all other rights and remedies available to us at law, in equity, or otherwise. Except as may be prohibited by applicable law, all of our rights and remedies, whether evidenced by this Agreement or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by us to pursue any remedy will not constitute a waiver of our rights to pursue other remedies. No forbearance or delay by us shall be deemed to waive any of our rights or remedies or create a course of dealing between the parties. Any election by us to make expenditures or to take action to perform one or more of your obligations under this Agreement, after your failure to perform, shall not affect our right to declare an Event of Default and exercise our remedies.

10.       Additional Repayment Terms.

10.1. Other Payment Methods. You may make payments to us in addition to Loan Remittances to satisfy your obligations under this Agreement. All such payments must be made in immediately available funds and U.S. Dollars paid wire transfer, check or such other payment methods as we may notify you. Any payments sent by mail or overnight courier must be addressed to Lender at such address as we may provide to you from time to time. You acknowledge and agree that payments sent to any other address may not be timely processed or credited. Any payments made under this section shall not affect in any way your obligation to make Loan Remittances. We may accept late, postdated or partial payments without losing any of our rights under this Agreement or otherwise. We have no obligation to hold postdated checks and may process any postdated check on the date we receive it without being liable to you for any damages or other claims you may assert, which you hereby expressly waive. You agree not to mark any partial payment "paid in full," "without recourse," "in full satisfaction" or with any similar language, and you agree that any such notations shall have no force or effect and that we will not lose any of our rights under this Agreement if we accept any such payments.

10.2. Application of Payments. We generally will apply payments first to amounts you owe us other than the principal balance of the Loans and fees (such as for amounts we incur in performing your obligations pursuant to Section 14), then to the principal balance of the Loans, and then to Loan Fees and other fees you owe to us. However, we reserve the right to apply payments in any order or manner we choose, in our sole discretion.

10.3. Excess Payments. If we receive payments under this Agreement that exceed the principal amount of the Loan, the Loan Fee and any other amounts we are entitled to receive (such excess being called the "Excess Payment"), we agree to pay such Excess Payment to you within thirty (30) days after we discover the overpayment. You acknowledge and agree that we have no obligation to return to you or attempt to recover from any third party any funds that we have not received which would become an Excess Payment upon our receipt of such funds.

10.4. Indemnification; Limitation of Liability. You shall indemnify and hold us and our successors, assigns, officers, directors, affiliates, employees, agents and representatives (the "Indemnified Parties") harmless from and against all losses, damages, claims, liabilities, obligations, penalties, suits, actions, controversies, or proceedings of any kind, imposed upon, incurred by, or asserted against any of the Indemnified Parties, in any way arising from, in connection with, relating to, or incident to your breach of this Agreement, including the payment of all costs and expenses of every kind for the enforcement of our rights and remedies hereunder, including the costs referenced in Section 12.11. Such amounts will bear interest at the rate for prejudgment interest prevailing in your jurisdiction until paid. IN NO EVENT WILL WE BE LIABLE FOR ANY CLAIMS ASSERTED BY YOU UNDER ANY THEORY OF LAW, INCLUDING ANY TORT OR CONTRACT THEORY, FOR LOST PROFITS, LOST REVENUES, LOST BUSINESS OPPORTUNITIES, EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, EACH OF WHICH YOU HEREBY EXPRESSLY WAIVE. The foregoing indemnities are continuing indemnities and shall survive expiration or termination of this Agreement for any reason.

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11. Grant of Security Interest. Capitalized terms used in this section without definition which are not defined elsewhere in this Agreement have the meanings provided in the UCC. For valuable consideration and to secure the prompt payment and performance in full of all of your indebtedness, liabilities and obligations to us, whether direct or indirect, joint or several, absolute or contingent, due or to become due, now existing or hereafter arising, whether or not such indebtedness, liabilities and obligations relate to the Loans described in this Agreement and whether or not contemplated by the parties at the time of the granting of this security interest, regardless of how they arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument and including obligations to perform acts and refrain from taking action as well as obligations to pay money, including all interest, other fees and expenses, you hereby grant to us a security interest in the following properties, assets and rights (the "Collateral"), wherever located, whether now owned or hereafter acquired or arising and howsoever your interest therein may arise or appear (whether by ownership, lease, security interest, claim, or otherwise): (a) any and all amounts owing to you now or in the future from any merchant processor or Card Processor, including the Settlement Amounts; (b) all Accounts; (c) all Chattel Paper (including Tangible Chattel Paper and Electronic Chattel Paper); (d) all Instruments; (e) all Goods, including, without limitation, Equipment, Inventory, Farm Products, Accessions, and As Extracted Collateral; (f) all Documents; (g) all General Intangibles (including, without limitation, Payment Intangibles and software); (h) all Deposit Accounts; (i) all Letter of Credit Rights; (j) all Investment Property; (k) all Supporting Obligations; (1) all trademarks, trade names, service marks, logos and other sources of business identifiers, and all registrations, recordings and applications with the U.S. Patent and Trademark Office ("USPTO") and all renewals, reissues and extensions thereof (collectively " jr"); (m) any records and data relating to any of the foregoing, whether in the form of a writing, photograph, microfilm, microfiche, or electronic media, together with all of your right, title and interest in and to all computer software required to utilize, create, maintain, and process any such records or data on electronic media; and (n) any and all proceeds of any of the foregoing, including insurance proceeds or other proceeds from the sale, destruction, loss, or other disposition of any of any of the foregoing, and sums due from a third party who has damaged or destroyed any of the foregoing or from that party's insurer, whether due to judgment, settlement or other process. Notwithstanding the foregoing, the Collateral does not include any real estate, motor vehicles, household furniture or fixtures, and any other goods for personal, family or household use. You irrevocably authorize us at any time and from time to time to file: (i) in any filing office in any jurisdiction any initial financing statements and amendments thereto that indicate the collateral therein as all of your assets or words of similar effect, regardless of whether such description is greater in scope than the collateral pledged to us hereunder; and (ii) such recordations with the USPTO we deem necessary or desirable to evidence the security interest in IP described above.

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12. Representations, Warranties and Covenants. You and each Signing Principal represents, warrants and covenants the following as of the date and during the Term of this Agreement:

12.1. Your Business and Operations. You shall: (a) except as expressly permitted by applicable law, not take any action to discourage the use of Cards or do or fail to do anything that could have an adverse effect on the use, acceptance or authorization of Cards for the purchase of your goods and services, including, for example, failing to promptly repair any inoperable Card processing equipment; and (b) not sell or otherwise transfer your business without: (i) our express prior written consent and (ii) the assumption of all of your obligations under this Agreement using documentation reasonably satisfactory to us.

12.2. Financial Indebtedness. Except for the indebtedness disclosed to us in writing prior to the Effective Date, you represent, warrant and agree that you will not incur any additional financial indebtedness without our prior written consent.

12.3. Name, Location, Authority, Etc. You represent, warrant and agree that, as of the date of and during the Term of this Agreement: (a) you are and shall remain duly organized, licensed, validly existing and in good standing under the laws of your state of formation and are and shall remain duly qualified, licensed and in good standing in each and every other state in which the failure to do so could have a material adverse effect on your financial condition, business or operations; (b) you act legal name set forth in Section A is true and correct and you do not and shall not conduct your business under any other name; (c) you shall not change your place of business, your legal name, entity type or state of formation; (d) you are authorized and permitted, by law, your organizational documents, any contracts to which you or any Signing Principal is a party and otherwise, to execute, deliver and perform this Agreement and all related documents; (e) you are subject to no charter, corporate or other legal restriction, or any judgment, award, decree, order, governmental rule or regulation or contractual restriction that could have a material adverse effect on your financial condition, business or prospects; (f) you are and will continue to be in compliance with your organizational and formation documents, all contractual requirements by which you may be bound, and all applicable federal, state and local laws, statutes, regulations, ordinances and rules pertaining to the conduct of your business, including without limitation (i) the regulations of card associations and payment networks, and (ii) maintaining any licenses, approvals, consents, registrations and other authorizations necessary for the conduct of your business; (g) there is no action, suit, proceeding or investigation pending or, to your knowledge, threatened against or affecting you or any of your assets before or by any court or other governmental authority which, if determined adversely to you, would have a material adverse effect on your financial condition, business or prospects or the value of the Collateral; (h) you are not (1) listed on the U.S. Department of Treasury, Office of Foreign Assets Control, Specially Designated Nationals and Blocked Persons List (available at www.treas.gov/ofac), (2) listed on the U.S. Department of State's Terrorism Exclusion List (available at www.state.gov), or (3) located in or operating under license issued by a jurisdiction identified by the U.S. Department of State as a sponsor of international terrorism, by the U.S. Secretary of the Treasury as warranting special measures due to money laundering concerns, or as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization of which the United States is a member; and (i) you are current on the lease or mortgage, as applicable, for each of your business locations.

12.4. Processing Agreement; Designated Account. You shall: (a) comply with the agreements governing your acceptance of Cards at all times; (b) at all times ensure that all Settlement Amounts are sent directly to the Transfer Account; (c) not change your Card Processor during the term; (d) not open a new account other than the Designated Account and/or Transfer Account to which Settlement Amounts will be deposited; (e) not take any action to cause Settlement Amounts to be settled or delivered to any person other than us or the Transfer Account, as applicable; (f) not revoke or cancel any of the authorizations to debit or otherwise withdraw from or access the Designated Account, Transfer Account or any other account described in this Agreement and (g) not add, remove or otherwise alter the payees associated with your business and Settlement Amounts without our consent. In addition to any other remedies available hereunder, in the event that you change or permit the change of your Card Processor or any other third party processor (if any) accepted by us or utilize the services of an additional processor, we shall have the right, without waiving any of our rights or remedies and without notice to you or any other party, to notify the new or additional processor of this Agreement and to direct such new or additional processor to make payment to us of all or any portion of the amounts received or held by such processor for or on your behalf to pay any amounts we are entitled to receive hereunder. You hereby grant to us an irrevocable power of attorney, which power of attorney shall be coupled with an interest, and hereby appoint us and our designees as your attorney-in-fact, to take any and all actions necessary or appropriate to direct any processor to make payment to us as contemplated by this Agreement.

12.5. Insurance. You shall maintain insurance in such amounts and against such risks as are consistent with past practice and shall show proof of such insurance upon our request.

12.6. Business Information; Reliance; Compliance. All information (financial and other) provided by or on your or any Signing Principal's behalf to us in connection with or pursuant to this Agreement is true, accurate and complete in all respects. You and each Signing Principal shall furnish us such information as we may request from time to time within 14 days of such request, including, without limitation, tax records, financial statements (including, the most recent consolidated balance sheets and consolidated statements of earnings), bank statements and a duly completed and executed Form-4506T (or its equivalent). You acknowledge and agree that all information (financial and other) provided by or on behalf of you and/or any Signing Principal has been relied upon by us in connection with our decision to advance you the Loans. Failure to provide requested information is an Event of Default under Section 9.1(m) and may be a factor in future decisions to extend credit to you or any other Signing Principal.

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12.7. Transactions Involving Settlement Amounts. You shall not (a) enter into any arrangement, agreement or commitment that relates to or involves the pledge or sale of Settlement Amounts, whether in the form of a purchase of, a loan against, or the sale or purchase of credits against, Settlement Amounts with any person or entity other than us; or (b) allow any security interest, lien, claim, charge, restriction, condition, option, right, mortgage, equity, pledge or encumbrance of any kind or nature whatsoever (collectively, "Liens") to exist on any Settlement Amounts.

12.8. Inspection of Collateral and Place of Business. We, or such other third party as we may designate, shall have the right during your normal business hours and at any other reasonable time to examine the Collateral where located and the interior and exterior of any of your places of business. During an examination of any of your places of business, we may examine, among other things, whether you (a) have a place of business that is separate from any personal residence, (b) are open for business, (c) have sufficient inventory to conduct your business and (d) have one or more point-of-sale terminals to process Card transactions. When performing an examination, we may photograph the interior and exterior of any your places of business, including any signage, and may photograph any Principal.

12.9. Solvency. You represent and warrant that you do not presently intend to close or cease operating your business, in whole or in part, temporarily or permanently. As of the date of this Agreement, you are solvent and are not contemplating any insolvency or bankruptcy proceeding. During the four months preceding the date of this Agreement, neither you nor any Principal has discussed with or among your management, with counsel, or with any other advisor or creditor, any potential insolvency, bankruptcy, receivership, or assignment for the benefit of your creditors and no such action or proceeding has been filed or is pending. Other than as disclosed to us in a writing attached to this Agreement, no eviction or foreclosure is pending or threatened against you.

12.10. Confidentiality; Press Releases. You and each Signing Principal understand and agree that the terms and conditions of the products and services we offer, including this Agreement and any other documentation provided by us ("Confidential Information") are our proprietary and confidential information. Accordingly, unless disclosure is required by applicable law or court order, you shall not disclose Confidential Information to any person other than your attorneys, accountants, financial advisors or employees who need to know such information for the purpose of advising you ("Advisors"), provided that such Advisors use such information solely to advise you and first agree in writing to keep such information confidential. You shall not issue any press release or make any public announcement (or both) in respect of this Agreement or us without our prior written consent. In the event that you were referred to us by a third party (a "Referral Source"), you acknowledge and agree that we may inform such Referral Source that we extended you a loan under this Agreement.

12.11. Credit Reports and Information Sharing. You hereby authorize us to obtain your business credit bureau reports from time to time for purposes of determining your eligibility for the loan evidenced by this Agreement, or for any update, renewal, extension of credit or other lawful purpose, including collection activities. We may report our credit and transactional experiences with you and/or any Signing Principal to business credit bureaus. You and each Signing Principal hereby waive to the maximum extent permitted by law any claim for damages against us or any of our affiliates relating to any (a) investigation undertaken by or on your behalf as permitted by this Agreement or (b) disclosure of information as permitted by this Agreement. You also agree that we may release any such information if we believe it is required to comply with any governmental or legal process, whether or not such release is actually required, or when it is necessary or desirable in connection with a transaction or investigating a loss or potential loss. If you fail to satisfy the terms of your credit obligations hereunder, we may submit a negative credit report to a business credit reporting agency that adversely affects your credit score or record.

12.12. Collection Costs and Fees. To the extent not prohibited by applicable law, you shall pay to us any and all expenses, including collection costs, attorneys' fees and expenses, expert fees and expenses, and all other expenses which may be incurred by us in the prosecution, defense, settlement and/ or other resolution of any claim, demand, action or proceeding arising out of or relating to this Agreement, the Collateral or any of our related rights or interests, regardless of whether you are a party to that settlement and/or other resolution of any claim, demand, action or proceeding arising out of or relating to this Agreement, the Collateral or any of our related rights or interests, regardless of whether you are a party to that action or proceeding or made aware of the claim or demand before it is resolved. Without limiting the generality of the foregoing, the expenses you shall pay to us include counsel fees and expenses incurred in any bankruptcy or insolvency proceedings and all costs and expenses (including search fees) incurred or paid by us for the purpose of administering, protecting or realizing our security under this Agreement. All amounts described in this section shall be considered advances to protect our security, and shall be secured by this Agreement.

12.13. Card Processing. You represent and warrant that Schedule A lists any and all of Borrower's Card Processors and any and all arrangements to which Borrower is a party with respect to the payment to Borrower of the proceeds of all credit card charges for sales by Borrower, including, with respect to each such Card Processor, (i) the name and address of that Card Processor and (ii) the merchant identification number assigned to Borrower by such Card Processor. You agree during the Term of this Agreement that you will promptly (and in any event within five business days thereof) provide notice to Lender of any change to Schedule A attached hereto, together with an updated Schedule A incorporating such change(s).

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13. Assignment. Without our prior written consent, you shall not pledge, cancel, revoke or assign this Agreement or your rights hereunder. Any prohibited assignment shall be void. No consent to an assignment by us shall release you from your obligations hereunder. We may assign, mortgage, pledge or otherwise transfer or delegate this Agreement or any of our rights or obligations hereunder without notifying you or obtaining your consent. Without limiting the generality of the foregoing, we may grant a security interest in any and all of our rights and interests pursuant to this Agreement, including our rights and interests in and to the Repayment Rate and the principal amount of the Loans, to any party (each, an "Assignee"), including parties from whom we may obtain financing, and you agree that such Assignee is entitled to enforce any and all of our rights, remedies and interests under this Agreement. Any Assignee shall have all of our rights, but no liability for any of our obligations under this Agreement, and you agree that you will not assert against any Assignee any defense, counterclaim, setoff, recoupment, offset or other alleged right that you may have against us. Upon and following receipt of written notification by an Assignee to you, you are authorized and directed to remit any and all amounts then or thereafter payable by you to us directly to such Assignee, for our account. As between you and any such Assignee, any remittance sent to us following such receipt shall not constitute payment unless and until such payment is actually received by such Assignee.

14.       Right to Perform; Further Assurances. You agree to promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that we may reasonably request, in order to (a) create and/or maintain the validity, perfection or priority of and protect any security interest granted hereby, (b) enable us to exercise and enforce our rights and remedies hereunder with respect to any Collateral, and (c) evidence or effect your agreements and obligations under this Agreement. YOU ACKNOWLEDGE THAT THE FEES WE CHARGE TO YOU FOR DOCUMENTATION, ORIGINATION, TAX COMPLIANCE OR ANY OTHER MATTER ASSOCIATED WITH THIS AGREEMENT MAY REPRESENT PROFIT TO US IN WHOLE OR IN PART AND MAY NOT BE MERELY A REIMBURSEMENT FOR ACTUAL COSTS.

15.       Usury Savings Clause. It is the intention of parties hereto to comply strictly with applicable laws and accordingly, in no event and upon no contingency shall we ever be entitled to receive, collect, or apply as interest any interest, fees, charges or other payments equivalent to interest, in excess of the maximum rate of interest which we may lawfully charge under applicable law (the "Maximum Rate"). In the event that we ever receive, collect, or apply as interest any such excess, such amount which, but for this provision, would be excessive interest, shall be applied to the reduction of the principal balance owed hereunder; and if said principal balance, and all lawful interest thereon, is paid in full, any remaining excess shall forthwith be paid to you, or other party lawfully entitled thereto. In addition, in the event that we determine that as a result of your volume of Loan Remittances being greater than what either of us anticipated at the time we made this Agreement, our charging the full amount of any Loan Fee would exceed the Maximum Rate, we will give you an early payment discount so that such Loan Fee does not exceed the Maximum Rate. In determining whether or not the interest or fees paid or payable, under any specific contingency, exceeds the highest rate which we may lawfully charge under applicable law from time to time in effect, the parties shall, to the maximum extent permitted under applicable law, characterize any non-principal payment as a reasonable loan charge, rather than as interest. Any provision hereof, or of any other agreement between the parties, that operates to bind, obligate, or compel you to pay interest in excess of such Maximum Rate shall be construed to require the payment of the Maximum Rate only. The provisions of this section shall be given precedence over any other provision contained herein or in any other agreement between the parties that is in conflict with the provisions of this section.

16.       Notices. Except for notices provided under Section 3 which may be provided to you by electronic mail at the E-mail address listed above, any notice or other communication required or desired to be given shall be in writing and shall be sent by certified mail, return receipt requested, by a nationally recognized express courier service (such as FedEx) or personally served, and shall be deemed to be duly given when mailed upon deposit in any depository maintained by the United States Post Office, when deposited with a nationally recognized express courier service or when personally served. Each such notice to Borrower shall be at the address set forth on page one hereof and any such notice to Lender shall be at the following address (or to any other address as may be specified by either party by a notice given as provided herein):

American Express Bank, FSB

c/o: Datamark Inc.

Attn: Merchant Financing Counsel

43 Butterfield Circle

El Paso, TX 79906

17.       Dispute Resolution.

17.1. Procedure. The Parties agree that any and all disputes, claims or controversies arising out of or related to this Agreement, including any claims under any statute or regulation ("Disputes"), shall be submitted for binding arbitration. Unless the parties agree otherwise, any arbitration shall take place in the State of Utah , and shall be administered by, and pursuant to the rules of, the American Arbitration Association ("AAA") (1-800-778-7879, adr.org) or JAMS (1-800-352-5267, jamsadr.com).

17.2. Restrictions on Arbitration. Disputes shall be arbitrated on an individual basis. There shall be no right or authority for any Disputes to be arbitrated on a class action basis or in a purported representative capacity on behalf of the general public or other persons or entities similarly situated. The arbitrator's authority to resolve Disputes and to make awards is limited to Disputes between the parties to this Agreement alone, and is subject to the Limitations of Liability set forth in this Agreement. Furthermore, Disputes brought by either party to this Agreement against the other may not be joined or consolidated in arbitration with Disputes brought by or against any third party, unless agreed to in writing by all parties. Any arbitration award and any judgment confirming it will apply only to the specific case and the specific parties, and neither you nor we shall be entitled to use or reference in an arbitration between us any award or judgment from any other case. Should any portion of this Section 17.2 of this Dispute Resolution provision be stricken from this Agreement or deemed otherwise unenforceable, then this entire Dispute Resolution paragraph shall be stricken from this Agreement.

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17.3. Enforcement. The provisions of this Alternative Dispute Resolution paragraph may be enforced in a court of competent jurisdiction.

17.4. Costs of Arbitration Proceedings. The parties will be responsible for paying their respective shares of the arbitration fees (including filing, administrative, hearing and/or other fees) as provided by AAA rules, except that American Express will be responsible for paying all arbitration fees in connection with any Dispute it commences in arbitration or compels to arbitration.

18. JURY TRIAL AND CLASS ACTION WAIVERS. EACH PARTY HERETO: (a) HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION CONTROVERSY OR PROCEEDING OF ANY KIND ON ANY MATTER ARISING OUT OF, RELATING TO, IN CONNECTION WITH, OR INCIDENT TO THIS AGREEMENT OR ANY TRANSACTIONS IT CONTEMPLATES OR THE ENFORCEMENT HEREOF, EXCEPT WHERE SUCH WAIVER IS PROHIBITED BY LAW OR DEEMED BY A COURT OF LAW TO BE AGAINST PUBLIC POLICY; AND (b) HEREBY WAIVES ANY RIGHT TO ASSERT ANY CLAIMS AGAINST ANY OTHER PARTY AS A REPRESENTATIVE OR MEMBER IN ANY CLASS OR REPRESENTATIVE ACTION, EXCEPT WHERE SUCH WAIVER IS PROHIBITED BY LAW AGAINST PUBLIC POLICY. TO THE EXTENT ANY PARTY IS PERMITTED BY LAW OR COURT OF LAW TO PROCEED WITH A CLASS OR REPRESENTATIVE ACTION AGAINST ANY OTHER PARTY, THE PARTIES HEREBY AGREE THAT: (1) THE PREVAILING PARTY SHALL NOT BE ENTITLED TO RECOVER ATTORNEYS' FEES OR COSTS ASSOCIATED WITH PURSUING THE CLASS OR REPRESENTATIVE ACTION (NOT WITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT); AND (ii) THE PARTY WHO INITIATES OR PARTICIPATES AS A MEMBER OF THE CLASS WILL NOT SUBMIT A CLAIM OR OTHERWISE PARTICIPATE IN ANY RECOVERY SECURED THROUGH THE CLASS OR REPRESENTATIVE ACTION. THE PARTIES HERETO ACKNOWLEDGE THAT EACH MAKES THESE WAIVERS KNOWINGLY, WILLINGLY AND VOLUNTARILY AND WITHOUT DURESS, AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THESE WAIVERS WITH THEIR ATTORNEYS.

19. GOVERNING LAW; JURISDICTION; SERVICE OF PROCESS. THIS AGREEMENT AND ALL TRANSACTIONS IT CONTEMPLATES, INCLUDING ALL ISSUES CONCERNING THE VALIDITY OF THE AGREEMENT AND ANY TRANSACTIONS IT CONTEMPLATES, THE CONSTRUCTION OF ITS TERMS, AND THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF US, YOU AND PRINCIPAL(S) (EACH, A "PARTY" AND COLLECTIVELY, THE "PARTIES"), SHALL BE GOVERNED BY AND ENFORCED IN ACCORDANCE WITH FEDERAL LAW AND THE LAWS OF THE STATE OF UTAH, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD REQUIRE THE APPLICATION OF ANY OTHER LAW. THE PARTIES ACKNOWLEDGE AND AGREE THAT THIS AGREEMENT IS MADE AND PERFORMED IN THE STATE OF UTAH. You and Principal(s) further irrevocably and unconditionally consent and submit to the jurisdiction of any state or federal court located in the State of Utah to resolve any suit, action, controversy, or proceeding of any kind (whether in contract, tort, statute, equity or otherwise) between or among the Parties, arising out of, related to, in connection with, or incident to this Agreement or any of the transactions it contemplates. You and Principal(s) hereby agree that any of the above-named courts shall be a convenient forum for any such suit, action, controversy, or proceeding of any kind between or among the Parties, arising out of, related to, in connection with, or incident to this Agreement or any of the transactions it contemplates. You and Principal(s) waive, to the fullest extent permitted by law, (a) any objection that you or Principal(s) may now or later have to the laying of venue of any suit, action, controversy, or proceeding arising out of, relating to, in connection with, or incident to this Agreement or any of the transactions it contemplates in any of the above-named courts, (b) any objection to personal jurisdiction applying in any such court, and (c) any claim that any such suit, action, controversy or proceeding brought in any such court has been brought in an inconvenient forum. You and Principal(s) agree that service of process in any such suit, action, controversy, or proceeding may be served on any of them by mailing or delivering a copy of the process to any of the addresses set forth in this Agreement or any other address You or Principal(s) has provided to us. Nothing set forth in this section affects the right to serve process in any other manner permitted by law. You and Principal(s) understand and agree that: (i) we are located in the State of Utah; (ii) we make all credit decisions from our office in Utah; (iii) the loan hereunder is made in Utah (that is, no binding contract will be formed until we receive and accept your signed Agreement in Utah); and (iv) your payments are not accepted until we receive them in Utah. SUBJECT TO SECTION 16, YOU AND SIGNING PRINCIPAL(S) FURTHER AGREE THAT ANY SUIT, ACTION CONTROVERSY OR PROCEEDING BY YOU IN CONNECTION WITH THIS AGREEMENT MUST BE BROUGHT ONLY IN A STATE OR FEDERAL COURT LOCATED IN THE STATE OF UTAH AND WITHIN ONE (1) YEAR AFTER EXPIRATION OR TERMINATION OF THE AGREEMENT.

20.       Fax Signatures; Counterparts. You and Signing Principals agree that your faxed, scanned or other electronic signatures will be considered as good as your original signature and admissible in court as conclusive evidence. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same agreement.

21.       IMPORTANT INFORMATION ABOUT OPENING A NEW ACCOUNT AT AMERICAN EXPRESS BANK, FSB. To help the United States Government fight terrorism and money laundering, we hereby notify you that pursuant to Federal law, we are required to obtain, verify and record information that identifies each business or entity that opens an account or establishes a relationship with us. During the loan process, we will ask for your business name, a street address and a tax identification number, that Federal law requires us to obtain.

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22.       Setoff. In addition to any rights and remedies of Lender provided by law, upon the occurrence and during the continuance of any Event of Default, Lender and any Affiliate of Lender is authorized at any time and from time to time, but without prior notice to Borrower (any such notice being waived by the Borrower), to the fullest extent permitted by law, to recoup from, setoff against and apply any and all deposits at any time held by, funds in the possession of, and other indebtedness or obligations at any time owing by, Lender or such Affiliate to or for the credit or the account of Borrower against any and all obligations owing to Lender hereunder, now or hereafter existing, irrespective of whether or not Lender shall have made demand under this Agreement and although such obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit, funds or indebtedness.

23.       Interpretation; Miscellaneous. The provisions of this Agreement shall be severable and if any provision shall be invalid, void or unenforceable in whole or in part for any reason, the remaining provisions shall remain in full force and effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns (subject nevertheless to restrictions provided in Section 13). This Agreement, together with the other agreements and instruments mentioned herein or executed by you contemporaneously herewith, constitutes the entire agreement of the parties and we shall not be charged with any agreement or representation not contained in a writing executed by us as provided herein. Absent manifest error, our records shall be conclusive evidence with respect to the matters governed by this Agreement (including the total amount of the Loan Remittances paid to us) but the failure to record any such amount in such records or otherwise shall not limit or affect your obligations or our rights hereunder. Whenever terms such as "include" or "including" are used in herein, they shall mean "include" or "including," as the case may be, without limiting the generality of any description or word preceding such term. Whenever terms such as "acceptable to us" or "to our satisfaction" are used or we are granted the contractual right to choose between alternatives or express our opinion, the satisfaction, choices and opinions are to be made in our sole and absolute discretion. The captions or headings herein are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of such document. As used herein, all masculine pronouns shall include the feminine or neuter, and all singular terms the plural forms thereof, and vice versa. Any exhibits annexed hereto are incorporated therein and made a part thereof as if contained in the body of this Agreement. All references to sections shall be deemed to refer to sections of this Agreement, unless otherwise expressly provided, whether or not "hereof," "above," "below" or like words are used. This Agreement has been drafted by our counsel as a convenience to the parties only and shall not, by reason of such action, be construed against us or any other party.

By signing below, I represent that I have read this entire Agreement, received a copy for my records and am authorized to sign for the Borrower, which agrees to be bound by this Agreement. I authorize Lender to verify the information above. I understand that Lender intends to use information about me personally, including reports on me from consumer reporting agencies, to evaluate Applicant's creditworthiness. I hereby authorize Lender to request reports on me from consumer reporting agencies from time to time. I authorize Lender to inform me directly about the contents of reports about me that Lender has requested from consumer reporting agencies. Such information will include the name and address of the agency furnishing the report. I also authorize Lender to use, and share with service providers, information collected for administrative, marketing and servicing purposes. I understand that I have the right to consult with an attorney before signing this Agreement if I choose to do so. I am able to read and understand the English language.

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By signing below, I agree to all of the terms of the Agreement and offer to enter into the transaction it describes.

By: /s/ Steven M. Plumb

Print Name: Steven M. Plumb

Title: Chief Executive Officer

For Lender's Use Only: This Agreement has been received and accepted by Lender after being signed by Borrower.

By: ____________________________

Print Name: ______________________

Title: ___________________________

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Schedule A

Card Processors

Card Type	Name of Card Processor	Address of Card	Merchant Identification
number Assigned to any
		Processor	Borrower by Card Processor
VISA CARD, MASTER CARD, DISCOVER CARD	First Data	18653 VENTURA BLVD SUITE 3267548334882 Tarzana CA 91356
VISA CARD, MASTER CARD, DISCOVER CARD	First Data	18653 VENTURA BLVD SUITE 3267548347884 Tarzana CA 91356

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